Appendix B

                       ACCESS PHARMACEUTICALS, INC.

                         AUDIT COMMITTEE CHARTER

Purpose

The primary purpose of the Audit Committee is to assist the Board of Directors of the Corporation in fulfilling its oversight responsibilities to its stockholders and to the investment community by reviewing the financial reports and other financial information provided by the Corporation to its stockholders, to any governmental body or to the public; the Corporation's systems of internal control; and the Corporation's auditing, accounting and financial reporting processes generally. The
Committee will maintain free and open communication among the Audit Committee, the independent auditors, the internal auditors and management of the Corporation. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and the power to retain outside counsel or other experts for this purpose.

Composition

The Committee shall be appointed by the Board of Directors of the Corporation and shall be comprised of three or more directors, each of whom shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

Meetings

The Committee shall meet at least one time annually.
The Committee shall meet periodically with management and the independent accountants, either in separate executive sessions, to discuss any matters that the Committee or either of these groups believes should be discussed privately. The
Committee may meet by telephone and may delegate specific functions to one or more of its members.

Responsibilities and Duties

To fulfill its purpose, the Committee shall:

Review Charter and Financial Statements

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the organization's annual financial statements and any report of other financial information submitted to the stockholders, any governmental body or the public, including any certification, report, opinion or review rendered by the independent accountants. The Committee is not responsible for preparing the Corporation's financial statements or auditing those financial statements.

Independent Accountants

3. Recommend to the Board of Directors both the selection of the independent accountants, after considering their independence and effectiveness, and the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants their written statement concerning all significant relationships the accountants have with the

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Corporation to determine whether such relationships
could improperly affect the accountants
independence.

4. Review the performance of the independent accountants and either recommend or approve any discharge of the independent accountants when circumstances warrant.

5. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Process

6. In consultation with the independent
   accountants and the internal auditors, review the adequacy of the organization's financial reporting processes, both internal and external.

7. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

8. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

Systems and Conflicts

9. Following the completion of the annual audit, review with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

10. Review any significant disagreement between management and the independent accountants with the preparation of the financial statements.

11. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

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